WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                                October 31, 2000
PMC-Sierra, Inc.
900 East Hamilton Avenue, Suite 250
Campbell, California 95008

      Re:  Post Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined Post Effective Amendment No. 1 to Registration Statement No. 333-45118 on Form S-8 to be filed by PMC-Sierra, Inc. ("PMC") with the Securities and Exchange Commission on or about October 31, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 3,016,073 shares (the "Shares") of PMC common stock to be issued under PMC's assumed Quantum Effect Devices, Inc. 1999 Equity Incentive Plan, Quantum Effect Devices, Inc., 1999 Non-Employee Directors' Stock Option Plan and Quantum Effect Devices, Inc. 1999 Employee Stock Purchase Plan ("QED Plans").

         It is our opinion that, when shares of PMC are issued and sold pursuant to the QED Plans, the Shares will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement.

                                    Very truly yours,

                                    \s\ WILSON SONSINI GOODRICH & ROSATI

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation